UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K


                         CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of
1934



Date of Report:June 18, 1996

                     THE QUIZNO'S CORPORATION
(Exact name of registrant as specified in its charter)

     Colorado                  000-23174            84-1169286
(State or other jurisdiction  (Commission             (IRS Employer
 of incorporation)             File Number)        Identification No.)

7555 East Hampden Avenue, Suite 601,    Denver,    CO           80231
  (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code   (303) 368-9424
_________________________________________________________________
____________________________
 (Former name or former address, if changes since last report)



Item 1.    Changes in Control of Registrant.  N/A.


Item 2.  Acquisition or Disposition of Assets.  N/A.


Item 3.  Bankruptcy or Receivership.  N/A.


Item 4.  Changes in Registrant's Certifying Accountant.  N/A.


Item 5.  Other Events.

           The Company and two of its officers recently were served with a complaint in the following matter: Jericho Resources, Inc. v. The Quizno's Franchise Corporation, Richard Schaden and Scott Adams, Case No. 96L05977, (Cook Cty. Ill.). On May 24, 1996, an area director, Jericho Resources, Inc. ("Jericho") filed suit against the named defendants in response to the termination of certain area rights and related agreements by the Company. The suit seeks damages (including punitive damages) in excess of ten million dollars for the alleged interference with an alleged "advantageous relationship" that Jericho alleges it had with individuals whom Jericho claims were interested in buying a portion of Jericho's stock and assuming some of its area director rights. Jericho also alleged breach of its area director agreement for southern Wisconsin and a violation of the Illinois Franchise Disclosure Act, for our alleged wrongful termination of Jericho's Illinois area rights. The Company and its officers named in the complaint plan to deny all claims made against them and will vigorously defend this action if it is pursued in the courts.

Item 6.  Resignations of Registrant's Directors.  N/A.


Item 7.  Financial Statements and Exhibits.  N/A.


Item 8.  Change in Fiscal Year.  N/A.



                           SIGNATURES


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   THE QUIZNO'S CORPORATION


Date June 18,1996
                                  ______________________________________
                                   John L. Gallivan, Chief Financial
                                   Officer and Treasurer